UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 9, 2017

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

4625 Red Bank Road Cincinnati, OH	45227
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (513) 458-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, the board of directors (the “Board”) of CECO Environmental Corp. (the “Company”) appointed Dennis Sadlowski, its interim Chief Executive Officer and President, as its permanent Chief Executive Officer, effective immediately.

Mr. Sadlowski, age 56, previously served as our interim Chief Executive Officer and President from January 23, 2017 until his appointment as Chief Executive Officer on June 9, 2017. Mr. Sadlowski has served on the Board since May 2016. Previously, Mr. Sadlowski was the Chief Operating Officer of LSG Sky Chefs North America from April 2013 until March 2015, overseeing operations across over 40 locations and managing over 8,000 employees. He was the Chief Executive Officer of International Battery, an early stage green tech company focused on large format lithium ion batteries for the grid storage markets, from September 2011 until April 2012. Mr. Sadlowski was employed by Siemens from July 2000 to March 2010, serving as the President & Chief Executive Officer of Siemens Energy & Automation, Inc. from July 2007 until October 2009, an operating subsidiary of the global manufacturer Siemens AG, where he had executive accountability of the company’s global strategic direction, operating performance and marketplace success. He previously worked at General Electric and Trojan Battery, and currently serves on the board of directors and audit committee of Trojan Battery, a privately-held global leader in deep cycle lead-acid batteries.

In connection with Mr. Sadlowski’s appointment as Chief Executive Officer, effective as of June 10, 2017 (the “Effective Date”), the Company entered into an employment agreement with Mr. Sadlowski (the “Employment Agreement”). The material terms of the Employment Agreement are summarized below:

•	Mr. Sadlowski’s initial annual base salary will be $575,000. His annual base salary will be reviewed by the Company at least annually for any increase.

•	For the 2017 calendar year, Mr. Sadlowski will be eligible to earn a cash bonus as follows: (1) for the period up to May 31, 2017, he will be entitled to $201,644 (representing the discretionary cash bonus earned under his prior offer letter dated January 26, 2017), and (2) for the remainder of the 2017 calendar year (the “Stub Period”), he will be eligible to earn, based on achievement with respect to the applicable performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”), an additional bonus amount with a target opportunity equal to 100% of the portion of his base salary actually earned during the Stub Period and a maximum opportunity equal to 200% of such amount.

•	For each calendar year after 2017 ending during the term of the Employment Agreement, Mr. Sadlowski will have the opportunity to earn, based on achievement with respect to the applicable performance criteria established by the Compensation Committee, an annual cash bonus with a target bonus opportunity equal to no less than 100% of his base salary and a maximum bonus opportunity equal to no less than 200% of his base salary.

•	As of the Effective Date, Mr. Sadlowski will be granted the following awards under the Company’s long-term incentive compensation arrangements in accordance with the Company’s policies, the applicable award agreements and incentive compensation plans under which they are granted:

•	a grant of time-based restricted stock units with a grant date value (as determined by the Compensation Committee) equal to $300,000 (but subtracting 7,642 from the number of shares subject to the award as so calculated, representing the number of restricted stock units granted to Mr. Sadlowski on May 16, 2017 in connection with his service as a member of the Board), which award will generally vest, subject to continued employment, in three substantially equal installments on each of the first three anniversaries of the grant date; and

•	a grant of performance-based units with a grant date “target” value (as determined by the Compensation Committee) equal to $700,000, the payout of which will vary from 0% of the target award to 200% of the target award, subject generally to a three-year performance period and stock price performance criteria and objectives established by the Compensation Committee.

•	For calendar years after 2017 during the term of the Employment Agreement, Mr. Sadlowski will be eligible for market-competitive annual awards under the Company’s long-term incentive compensation arrangements as reasonably determined by the Compensation Committee after consideration of competitive market data provided by its independent compensation consultant, in accordance with the Company’s policies and the applicable award agreements and incentive compensation plans under which such awards may be granted.

•	In the event that Mr. Sadlowski’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) (other than due to death or disability) or by Mr. Sadlowski for “good reason” (as defined in the Employment Agreement), he will be entitled to receive (in addition to certain accrued compensation and other benefits), subject to his timely execution of a release: (1) a lump sum cash amount equal to his annual base salary; (2) a lump sum cash amount equal to the annual bonus he would have earned had he remained employed through the end of the calendar year in which such termination occurs, but pro-rated based on his date of termination; and (3) if Mr. Sadlowski elects continuation coverage under COBRA, reimbursement of his monthly COBRA payment (subject to certain tax-based limitations), until the earlier of his eligibility for such coverage under another employer’s medical plans or the date that is 12 months after the date of termination.

•	Under the Employment Agreement, Mr. Sadlowski is subject to customary one-year post-employment non-competition obligations and indefinite employee non-solicitation and confidentiality obligations. The Employment Agreement also includes a mutual non-disparagement provision that applies for one year following termination of Mr. Sadlowski’s employment.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of such Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted below under Item 5.03, effective June 9, 2017, the Company’s bylaws were amended to eliminate the office of the President. Accordingly, the Company no longer has any individual serving in such capacity.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On June 9, 2017, the Board approved amendments to the bylaws of the Company (the “Bylaw Amendments”), effective immediately, to (i) remove Article IV, Section 8, “President,” (ii) remove all references in the bylaws to the “president,” and (iii) make other incidental clean-up changes.

The foregoing description of the Bylaws Amendments is only a summary, does not purport to be a complete description of the Bylaws Amendments, and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

3.1	Marked Copy of the Amended and Restated Bylaws

3.2	Amended and Restated Bylaws of the Company

10.1	Executive Employment Agreement, dated as of June 10, 2017, between the Company and Dennis Sadlowski

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Marked Copy of the Amended and Restated Bylaws

3.2	Amended and Restated Bylaws of the Company

10.1	Executive Employment Agreement, dated as of June 10, 2017, between the Company and Dennis Sadlowski

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